Exhibit 10.2

MERITAGE HOSPITALITY GROUP INC.
2002 MANAGEMENT EQUITY INCENTIVE AWARD

UNRESTRICTED STOCK AWARD AGREEMENT

Name of Recipient:	_________________

Number of Common Shares Subject to the Stock Award:	_________________

Vesting of Stock Award:	This award of common stock vests as follows:

Date of Grant:	__________________

Distribution:	The shares awarded under this Stock Award are distributed under the 2002 Management Equity Incentive Plan, and shall be distributed to the Recipient on the date of grant.

Voting:	The Recipient is entitled to vote all shares subject to this Stock Award Agreement.

Modification and Waiver:	This Stock Award Agreement cannot be changed, modified, amended, discharged, terminated or waived except by a writing signed by both parties hereto.

This Stock Award Agreement is subject to the terms and conditions of this Agreement and the 2002 Management Equity Incentive Plan. This Agreement does not create a contract of employment between the Recipient and Meritage or any affiliate, or any right on the part of the Recipient to continue in the employ or service of Meritage or its affiliate.

IN WITNESS WHEREOF, Meritage Hospitality Group Inc. has caused this Unrestricted Stock Award Agreement to be executed, and said Recipient has hereunto set his hand, as of this ___ day of ________, 20__.

MERITAGE HOSPITALITY GROUP INC. By:__________________________________ Its:	RECIPIENT ______________________________________